ASSIGNMENT OF MANAGEMENT AGREEMENT AND
SUBORDINATION OF MANAGEMENT FEES

THIS ASSIGNMENT OF MANAGEMENT AGREEMENT AND SUBORDINATION OF MANAGEMENT FEES (“Assignment”) is made as of the 30th day of April, 2010, by and between G&E HC REIT II HIGHLANDS RANCH MEDICAL PAVILION, LLC, a Delaware limited liability company (“Assumptor”), having a principal place of business at 1551 N. Tustin Ave., Suite 300, Santa Ana, California 92705 to WELLS FARGO BANK, N.A. (f/k/a WELLS FARGO BANK MINNESOTA, N.A.), AS TRUSTEE FOR THE REGISTERED HOLDERS OF CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP., COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2003-CPN1 (“Noteholder”), whose Master Servicer is Midland Loan Services, Inc., a Delaware corporation (“Midland”), having an address of 10851 Mastin, Suite 300, Overland Park, Kansas 66210 and is acknowledged and consented to by Grubb & Ellis Equity Advisors, Property Management, Inc., a Delaware corporation (“Property Manager”).

RECITALS:

A. Noteholder is the owner, creditor, and holder of a loan (the “Loan”) originally made to HRMED, LLC, a Colorado limited liability company (“Borrower”) evidenced by that certain Promissory Note (the “Note”) dated October 18, 2002 in the original principal amount of $4,968,750.00 executed by Borrower payable to the order of Column Financial, Inc. a Delaware corporation (the “Original Lender”), which Loan is also evidenced by that certain Note, Deed of Trust (herein defined) and security agreement, assignment of leases and rents, security agreement(s), financing statement(s), indemnity agreement(s) executed by Borrower and others from time to time (collectively, the “Loan Documents”);

B The loan is secured by, among other things, a Deed of Trust and Security Agreement (the “Deed of Trust”), dated as of October 18, 2002, from Borrower for the benefit of Original Lender, which grants Noteholder a first lien on the property encumbered thereby (the “Property”), a legal description of the real estate comprising a part of such Property is attached hereto as Exhibit “A;”

C. The Borrower’s responsibilities and liabilities under the Loan, the Note, the Deed of Trust and other Loan Documents have been assumed by Assumptor pursuant to a Consent and Assumption Agreement (the “Assumption Agreement”) executed by Noteholder, Borrower and Assumptor, and this Assignment is a condition precedent to the Noteholder’s consent to the Assumption Agreement;

D. Property Manager manages the Property pursuant to the Management Agreement (the “Management Agreement”), a copy of which is attached hereto as Exhibit B, whereby Assumptor employed Property Manager to rent, lease, operate and manage the Property and Property Manager is entitled to certain management fees (the “Management Fees”) thereunder; and

E. In consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency, of which is hereby acknowledged, and in order to induce Noteholder to consent to the Assumption Agreement and the Management Agreement, the parties hereto agree as follows:

NOW, THEREFORE, in consideration of the above and the mutual promises contained in this Assignment, the receipt and sufficiency of which are acknowledged, the parties hereto agree as follows:

1. Assignment of Management Agreement. As additional security for the Loan, Assumptor hereby conditionally transfers, sets over and assigns to Noteholder all of Assumptor’s right, title and interest in and to the Management Agreement, said transfer and assignment to automatically become a present, unconditional assignment, at Noteholder’s option, in the event of a default by Assumptor under the Loan Documents and the failure of Assumptor to cure such default within any applicable grace period.

2. Termination. At such time as the Loan is paid in full and the Deed of Trust is released of record, this Assignment and all of Noteholder’s right, title and interest hereunder with respect to the Management Agreement shall terminate.

3. Assumptor’s Covenants. Assumptor hereby covenants with Noteholder that during the term of this Assignment: (a) Assumptor shall not transfer the responsibility for the management of the Property from Property Manager to any other person or entity without the prior written consent of Noteholder, which consent may be withheld by Noteholder in Noteholder’s sole discretion; (b) Assumptor shall not terminate or amend any of the terms or provisions of the Management Agreement without the prior written consent of Noteholder, which consent may be withheld by Noteholder in Noteholder’s sole discretion; and (c) Assumptor shall, in the manner provided for in this Assignment, give notice to Noteholder of any notice or information that Assumptor receives which indicates that the Property Manager is terminating the Management Agreement or that the Property Manager is otherwise discontinuing its management of the Property.

4. Property Manager’s Representations. Property Manager warrants and represents to Noteholder as of the date hereof that: (a) a true, correct and complete copy of the Management Agreement is attached hereto as Exhibit B, that the Management Agreement has not been modified or amended, that the entire agreement between Manager and Assumptor is evidenced by the Management Agreement; (b) Property Manager has agreed to act as manager of the Property pursuant to the Management Agreement, (c) the entire agreement between Property Manager and Assumptor for the management of the Property is evidenced by the Management Agreement, (d) the Management Agreement constitutes the valid and binding agreement of Property Manager, enforceable in accordance with its terms, and Property Manager has full authority under all state and local laws and regulations, to perform all of its obligations under the Management Agreement and (e) Assumptor is not in default in the performance of any of its obligations under the Management Agreement and all payments and fees required to be paid by Assumptor to Property Manager thereunder have been paid to the date hereof.

5. Agreement by Assumptor and Property Manager. Assumptor and Property Manager hereby agree that Noteholder may, in the exercise of its sole discretion, require that the Management Agreement be terminated upon 30 days written notice from Noteholder and that Assumptor engage another property manager satisfactory to Noteholder in its sole discretion; in such event, Property Manager shall not be entitled to any termination fees and shall only be paid its management fees for the period of time up until the date of termination. Assumptor and Property Manager hereby agree that in the event of a default by Assumptor (beyond any applicable grace period) under any of the Loan Documents during the term of this Assignment or in the event of a default by Property Manager (beyond any applicable grace period) under the Management Agreement, at the option of Noteholder exercised by written notice to Assumptor and Property Manager: (a) all rents, security deposits, issues, proceeds and profits of the Property collected by Property Manager, after payment of all costs and expenses of operating the Property (including, without limitation, operating expenses, real estate taxes, insurance premiums, repairs and maintenance and the fees and commissions payable under the Management Agreement), shall be applied in accordance with Noteholder’s written directions to Property Manager; (b) Noteholder may exercise its rights under this Assignment and may immediately terminate the Management Agreement and require Property Manager to transfer its responsibility for the management of the Property to a management company selected by Noteholder in Noteholder’s sole and absolute discretion; and (c) Property Manager shall, if requested by Noteholder, continue performance, on behalf of Noteholder of all of Property Manager’s obligations under the terms of the Management Agreement with respect to the Property, provided Noteholder sends to Property Manager the notice set forth in Paragraph 12 hereof and performs or causes to be performed the obligations of Assumptor to Property Manager under the Management Agreement accruing or arising from and after, and with respect to the period commencing upon, the effective date of such notice.

6. Subordination of Management Agreement and Fees. The Management Agreement does not create an interest in real property or constitute a covenant running with the Property. Assumptor and Property Manager hereby agree that the Management Agreement and any and all liens, rights (including the right to receive management fees) and interests (whether choate or inchoate) owed, claimed or held by Property Manager in and to the Property and the rent and revenue generated therefrom, are and shall be in all respects subordinate and inferior to the operating expenses for the Property, the Loan Documents, the liens and security interests created or to be created for the benefit of Noteholder, its successors and assigns, and securing the repayment of the Note including, without limitation, those created under the Deed of Trust covering, among other things, the Property, and filed or to be filed of record in the public records maintained for the recording of mortgages in the jurisdiction where the Property is located, and all renewals, extensions, increases, supplements, amendments, modifications and replacements thereof.

7. Consent and Agreement by Property Manager. Property Manager hereby acknowledges and consents to this Assignment and agrees that Property Manager will act in conformity with the provisions of this Assignment and Noteholder’s rights hereunder or otherwise related to the Management Agreement. In the event that the responsibility for the management of the Property is transferred from Property Manager in accordance with the provisions hereof, Property Manager shall, and hereby agrees to, fully cooperate in transferring its responsibility to a new management company and effectuate such transfer no later than thirty (30) days from the date the Management Agreement is terminated. Further, Property Manager hereby agrees (a) not to contest or impede the exercise by Noteholder of any right it has under or in connection with this Assignment; (b) that it shall, in the manner provided for in this Assignment, give at least thirty (30) days prior written notice to Noteholder of its intention to terminate the Management Agreement or otherwise discontinue its management of the Property; (c) that Property Manager shall permit Noteholder, upon two (2) days advance written notice from Noteholder to Property Manager, to inspect Property Manager’s books and records as they relate to the Property; (d) Property Manager shall not make any expenditures for any single item for the Property in excess of $10,000 without first obtaining Assumptor’s prior written consent, and (e) Property Manager shall not enter into any contracts on behalf of Assumptor, except for routine service contracts or emergency service contracts.

8. Noteholder’s Agreement. So long as Assumptor is not in default (beyond any applicable grace period) under any of the Loan Documents, Noteholder agrees to permit any sums due to Property Manager under the Management Agreement to be paid directly to Property Manager.

9. No Joint Venture. Noteholder has no obligation to Property Manager with respect to the Deed of Trust or Loan Documents and Property Manager shall not be a third party beneficiary with respect to any of Noteholder’s obligations to Assumptor set forth in the Loan Documents. The relationship of Noteholder to Assumptor, is one of a creditor to a debtor, and Noteholder is not a joint venturer or partner of Assumptor.

10. Noteholder’s Reliance on Representations. Property Manager has executed this Agreement in order to induce Noteholder to consent to the assumption of the Deed of Trust and the Loan Documents by Assumptor and with full knowledge that Noteholder shall rely upon the representations, warranties and agreements herein contained, and that but for this Assignment and the representations, warranties and agreements herein contained, Noteholder would not take such actions.

11. Property Manager’s Compensation. Property Manager agrees that, notwithstanding anything to the contrary contained in the Management Agreement, Property Manager shall not be entitled to receive compensation for its services conducted in connection with the Property in excess of 4% of gross rent collected from the Property.

12. Notice. All notices given hereunder shall be in writing and shall be either hand delivered or mailed, by registered U.S. mail, Return Receipt Requested, first class postage prepaid, to the parties at their respective addresses below or at such other address for any party as such party may designate by notice to the other parties hereto:

To Assumptor:	Mathieu Streiff, Esq. G&E HC REIT II Highlands Ranch Medical Pavilion, LLC 1551 N. Tustin Ave., Suite 300 Santa Ana, California 92705 Telephone: 714-975-2241 Telecopy: 714-918-9102
with a copy to:
Joseph J. McQuade Gregory Kaplan, PLC 7 East Second St. Richmond, VA 23224 Telephone: 804-916-9027 Telecopy: 804-916-9127

To Noteholder: WELLS FARGO BANK, N.A. (f/k/a WELLS FARGO BANK MINNESOTA, N.A.), AS TRUSTEE FOR THE REGISTERED HOLDERS OF CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP., COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2003-CPN1

c/o Midland Loan Services, Inc.

10851 Mastin, Suite 300

Overland Park, KS 66210

Attn: Tad Janssen

Telecopy: 913-253-9001

With a copy to: Steven S. Bartels, Esq.

Senior Counsel

Midland Loan Services, Inc.

10851 Mastin, Suite 700

Overland Park, KS 66210

Telecopy: 913-253-9001

To Property Manager: Grubb & Ellis Equity Advisors, Property Management, Inc.

1551 N. Tustin Avenue, Suite 300

Santa Ana, California 92705

Attn: Kent Peters, Executive Vice President

Telephone: 714-975-2241

Telecopy: 714-918-9102

13. Binding Nature of Assignment. This Assignment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

14. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State where the Property is located, and applicable federal law.

15. Counterparts. This Assignment may be executed in any number of counterparts all of which taken together shall constitute one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned have executed this Assignment on the date and year first written above.

ASSUMPTOR:

G&E HC REIT II HIGHLANDS RANCH MEDICAL PAVILION, LLC,

a Delaware limited liability company

By: /s/ Andrea R. Biller
Name: Andrea R. Biller
Title: Authorized Signatory

PROPERTY MANAGER:

Grubb & Ellis Equity Advisors, Property Management, Inc.,

a Delaware corporation

By: /s/ Jeffrey T. Hanson
Name: Jeffrey T. Hanson
Title: President